LICENSE AGREEMENT


This Agreement, effective as of the 17th day of June 1999, by and between American Express Company (hereinafter called "Licensor"), a corporation organized and existing under the laws of the State of New York, whose principal place of business is located at American Express Tower, World Financial Center, New York, New York 10285, and each of the Funds listed in Schedule A
(individually called "Licensee," and collectively the "Licensees"), whose principal place of business is located at 901 Marquette Avenue South, Suite 2810, Minneapolis, Minnesota 55402-3268;

WHEREAS, Licensor is the licensor of the trade names, trademarks and service marks ("Marks") and any corresponding registrations and applications thereof listed on Schedule B; and

WHEREAS, each Licensee wishes to use certain of Licensor's Marks;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

1.  GRANT OF LICENSE

Licensor grants to each Licensee a nonexclusive, nontransferable license to use the Marks, in its name, in the name of any series of its shares, and in connection with advertising or other communications regarding Licensees; and each Licensee accepts the license subject to Licensor's right to add to or delete from Schedule B upon thirty (30) days written notice, as well as the following terms and conditions.

2.   LICENSORSHIP OF MARKS

Each Licensee acknowledges the licensorship of the Marks in Licensor, and agrees that it will do nothing inconsistent with such licensorship, and agrees to assist Licensor in recording this Agreement with appropriate government authorities. Each Licensee agrees that nothing in this License shall give Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this License.

3.  QUALITY STANDARDS

The Licensor and each Licensee agree that in the conduct of its respective business and activities and its rendering of services under such marks it shall adhere to the highest ethical and business standards in the mutual funds field and shall do nothing to bring disrepute to, nor to in any manner damage, the good trade name and marks listed on Schedule B.

4.  FORM OF USE

Each Licensee agrees to use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Licensor, and not to use any other trademark or service mark in combination with any of the Marks without prior written approval of Licensor.

5.  TERMINATION

Licensor shall have the right to terminate this Agreement on ninety (90) days written notice to a Licensee.

6.  EFFECT OF TERMINATION

Upon termination of this Agreement, each Licensee will be entitled to continue using the Marks until it has obtained shareholder approval to change its corporate name. After that date, Licensee will cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, and to destroy or supplement all printed materials bearing any of the Marks. Licensee agrees that all rights in the Marks and the goodwill connected therewith shall remain the property of Licensor.

7.  INTERPRETATION OF AGREEMENT

It is agreed that this Agreement may be interpreted according to the laws of the State of New York, United States of America.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


LICENSOR:                   LICENSEES:
American Express Company    The Funds

American Express Tower         AXP Bond Fund, Inc.
World Financial Center         AXP California Tax-Exempt Trust
New York, New York 10285       AXP Discovery Fund, Inc.
                               AXP Equity Select Fund, Inc.
                               AXP Extra Income Fund, Inc.
                               AXP Federal Income Fund, Inc.
                               AXP Global Series, Inc.
By:/s/Stephen P. Normal        AXP Growth Series, Inc.
      Stephen P. Norman        AXP High Yield Tax Exempt Fund, Inc.
      Secretary                AXP International Fund, Inc.
                               AXP Investment Series, Inc.
                               AXP Managed Series, Inc.
                               AXP Market Advantage Series, Inc.
                               AXP Money Market Series, Inc.
                               AXP New Dimensions Fund, Inc.
                               AXP Precious Metals Fund, Inc.
                               AXP Progressive Fund, Inc.
                               AXP Selective Fund, Inc.
                               AXP Special Tax-Exempt Series Trust
                               AXP Stock Fund, Inc.
                               AXP Strategy Series, Inc.
                               AXP Tax-Exempt Series, Inc.
                               AXP Tax-Free Money Fund, Inc.
                               AXP Utilities Income Fund, Inc.

                              AXP Variable Portfolio - Investment Series, Inc. AXP Variable Portfolio - Managed Series, Inc.
                              AXP Variable Portfolio - Money Market Series, Inc. AXP Variable Portfolio - Income Series, Inc.



                              By:   /s/Leslie L. Ogg
                              Name:    Leslie L. Ogg

                              Title:   Vice President and General
                                       Counsel

                                                              SCHEDULE A

FUND NAMES
============================================================
Retail Funds:
============================================================
============================================================
AXP Bond Fund, Inc.
============================================================
============================================================
AXP California Tax-Exempt Trust
============================================================
============================================================
AXP Discovery Fund, Inc.
============================================================
============================================================
AXP Equity Select Fund, Inc.
============================================================
============================================================
AXP Extra Income Fund, Inc.
============================================================
============================================================
AXP Federal Income Fund, Inc.
============================================================
============================================================
AXP Global Series, Inc.
============================================================
============================================================
AXP Growth Series, Inc.
============================================================
============================================================
AXP High Yield Tax Exempt Fund, Inc.
============================================================
============================================================
AXP International Fund, Inc.
============================================================
============================================================
AXP Investment Series, Inc.
============================================================
============================================================
AXP Managed Series, Inc.
============================================================
============================================================
AXP Market Advantage Series, Inc.
============================================================
============================================================
AXP Money Market Series, Inc.
============================================================
============================================================
AXP New Dimensions Fund, Inc.
============================================================
============================================================
AXP Precious Metals Fund, Inc.
============================================================
============================================================
AXP Progressive Fund, Inc.
============================================================
============================================================
AXP Selective Fund, Inc.
============================================================
============================================================
AXP Special Tax-Exempt Series Trust
============================================================
============================================================
AXP Stock Fund, Inc.
============================================================
============================================================
AXP Strategy Series, Inc.
============================================================
============================================================
AXP Tax-Exempt Series, Inc.
============================================================
============================================================
AXP Tax-Free Money Fund, Inc.
============================================================
============================================================
AXP Utilities Income Fund, Inc.
============================================================
============================================================

============================================================
============================================================
Annuity Funds:
============================================================
============================================================
AXP Variable Portfolio - Investment Series, Inc.
============================================================
============================================================
AXP Variable Portfolio - Managed Series, Inc.
============================================================
============================================================
AXP Variable Portfolio - Money Market Series, Inc.
============================================================
============================================================
AXP Variable Portfolio - Income Series, Inc.
============================================================
============================================================

============================================================

                                   SCHEDULE B


========================================== =================================
Trademarks & Service Marks                 Registration No.
------------------------------------------ =================================
AMERICAN EXPRESS                           1,024,840
------------------------------------------ =================================
========================================== =================================
AXP                                        Pending
======================================== =================================